Exhibit 99.3

MARKETING MATERIALS

FOR

CMS BANCORP, INC.

Stock Offering

[CMS Bancorp, Inc. Letterhead]

Dear Community Mutual Savings Bank Customer:

We are pleased to inform you of an opportunity to invest in CMS Bancorp, Inc. and, just as importantly, to request your vote. Our Board of Trustees recently approved a plan of conversion and stock issuance (the “Plan”), pursuant to which CMS Bancorp, Inc. is conducting an initial public offering of its common stock and, after the offering has closed, will become the holding company of Community Mutual Savings Bank. As a result of the offering, Community Mutual will convert from a mutual (meaning no stockholders) to a stock form of organization. Also in connection with the conversion, we are forming The Community Mutual Savings Bank Charitable Foundation. Funded initially with shares of CMS Bancorp, Inc. common stock and cash, the foundation will continue our long-standing commitment to charitable causes within our community.

THE PROXY VOTE

Your vote is extremely important. Although we have received conditional regulatory approval, the Plan and the foundation are also subject to approval of our depositors. Therefore, on behalf of the Board of Trustees of Community Mutual, we urge you to read the enclosed materials carefully and cast your votes in favor of each of the two proposals. Note that you may receive more than one proxy card, depending on the ownership structure of your deposit accounts at Community Mutual. Please vote all the proxy cards you receive – none are duplicates! To cast your votes, please sign each proxy card and return the card(s) in the enclosed Proxy Reply envelope. Not voting has the same effect as voting against the proposals, so we urge you to vote. If you vote to approve the Plan and the foundation, be assured that:

•	We will continue to operate as an independent bank. Our business focus will not change. The proceeds resulting from the sale of shares will give us additional flexibility to continue to grow and to achieve our business goals.

•	There will be no change to account numbers, interest rates or other terms of your accounts at Community Mutual.

•	Our management and staff will continue to serve you, and there will be no interruption in service. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of CMS Bancorp, Inc.’s common stock in the stock offering.

THE STOCK OFFERING

The purchase price is $10.00 per share. No commission will be charged to investors in this stock offering. Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of CMS Bancorp, Inc. common stock during the offering, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Payment may be made in the form of check, money order or authorization to withdraw funds (without early withdrawal penalty) from certain types of Community Mutual deposit accounts. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly, because IRA-related orders require additional processing time. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) prior to 1:00 p.m. Eastern time, on             , 2007.

After the offering concludes, CMS Bancorp, Inc. common stock is expected to be quoted on the Nasdaq Capital Market under the symbol “CMSB.”

We invite you to consider this opportunity to share in our future by becoming a stockholder of CMS Bancorp, Inc. If you have any questions about the offering or voting, refer to the Prospectus and the Proxy Statement, respectively, or call our Stock Information Center at the number shown below.

Sincerely,

Thomas G. Ferrara	John E. Ritacco
Chairman	President and CEO

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (914)     -        ,

From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

[CMS Bancorp, Inc. Letterhead]

Dear Friend:

We are pleased to inform you of an investment opportunity. CMS Bancorp, Inc., which has been formed for the purpose of becoming the parent company of Community Mutual Savings Bank, is offering shares of its common stock at a price of $10.00 per share. No commission will be charged to investors in this initial stock offering.

As an eligible Community Mutual depositor as of March 31, 2005 or December 31, 2006, whose account was closed thereafter, you have a right, without any obligation, to purchase shares of common stock, before shares are offered for sale to the general public.

Before making an investment decision, please carefully review the enclosed Prospectus. If you are interested in purchasing shares of CMS Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly for guidance, because IRA-related orders require additional processing time. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) prior to 1:00 p.m. Eastern time, on             , 2007.

After the offering concludes, CMS Bancorp, Inc. common stock is expected to be quoted on the Nasdaq Capital Market under the symbol “CMSB.”

If you have questions regarding the offering, please refer to the Prospectus or call our Stock Information Center at the number shown below.

Sincerely,

Thomas G. Ferrara	John E. Ritacco
Chairman	President and CEO

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (914)     -        ,

From 10:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday

[CMS Bancorp, Inc. Letterhead]

Dear Friend:

We are pleased to inform you of an investment opportunity. CMS Bancorp, Inc., which has been formed for the purpose of becoming the parent company of Community Mutual Savings Bank, is offering shares of its common stock at a price of $10.00 per share. No commission will be charged to investors in this initial stock offering.

Before making an investment decision, please review the enclosed Prospectus. If you are interested in purchasing shares of CMS Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. If you wish to purchase stock with funds you have in an IRA, call our Stock Information Center promptly, because IRA-related orders require additional processing time. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) prior to 1:00 p.m. Eastern time, on             , 2007.

After the offering concludes, CMS Bancorp, Inc. common stock is expected to be quoted on the Nasdaq Capital Market under the symbol “CMSB.”

If you have questions regarding the offering, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below.

Sincerely,

Thomas G. Ferrara	John E. Ritacco
Chairman	President and CEO

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (914)     -        ,

From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

[Community Mutual letterhead]

Dear Valued Customer:

We are pleased to inform you that, pursuant to a plan of conversion and stock issuance (the “Plan”), adopted by the Board of Trustees of Community Mutual Savings Bank, CMS Bancorp, Inc. is conducting an initial public offering of its common stock and, after the offering has closed, will be the holding company of Community Mutual Savings Bank. As a result of the offering, Community Mutual will convert from a mutual (meaning no stockholders) to a stock form of organization. Also in connection with the conversion, we are forming The Community Mutual Savings Bank Charitable Foundation. Funded initially with shares of CMS Bancorp, Inc. common stock and cash, the foundation will continue our long-standing commitment to charitable causes within our community.

Your vote is extremely important. Although we have received conditional regulatory approval, the Plan and the foundation are also subject to approval of our depositors. Therefore, on behalf of the Board of Trustees of Community Mutual, we urge you to read the enclosed materials carefully and cast your votes in favor of each of the two proposals. Note that you may receive more than one proxy card, depending on the ownership structure of your deposit accounts at Community Mutual. Please vote all the proxy cards you receive – none are duplicates! To cast your votes, please sign each proxy card and return the card(s) in the enclosed Proxy Reply envelope. Not voting has the same effect as voting against the proposals, so we urge you to vote. If you vote to approve the Plan and the foundation, be assured that:

•	We will continue to operate as an independent bank. Our business focus will not change. The proceeds resulting from the sale of shares will give us additional flexibility to continue to grow and to achieve our business goals.

•	There will be no change to account numbers, interest rates or other terms of your accounts at Community Mutual Savings Bank.

•	Our management and staff will continue to serve you, and there will be no interruption in service. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation up to the maximum legal limits.

Although you may vote on the Plan, we regret that CMS Bancorp, Inc. is unable to offer its common stock to you because the small number of customers in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a Stock Order Form.

If you have any questions about voting on the Plan and foundation, refer to the Proxy Statement and Prospectus or call our Stock Information Center at the number shown below.

We thank you for your continued support as a customer of our Bank.

Sincerely,

Thomas G. Ferrara	John E. Ritacco
Chairman	President and CEO

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at (914)     -

From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday

RYAN BECK “BROKER DEALER” LETTER

[Ryan Beck Letterhead]

Dear Sir/Madam:

At the request of CMS Bancorp, Inc., we are enclosing materials regarding the offering of shares of CMS Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Ryan Beck & Co., Inc. has been retained by CMS Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

READ THIS FIRST

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•	Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•	“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•	Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•	Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

COMMUNITY MUTUAL SAVINGS BANK [LOGO]

IMPORTANT NOTICE:

THIS PACKAGE INCLUDES PROXY CARD(S)

REQUIRING YOUR SIGNATURE.

IF MORE THAN ONE PROXY CARD IS ENCLOSED,

PLEASE PROMPTLY VOTE EACH CARD

NONE ARE DUPLICATES!

THANK YOU,

YOUR BOARD OF TRUSTEES

[CMS Bancorp, Inc. Letterhead]

(imprinted with name & address of subscriber)

Date

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of CMS Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (914)     -        , from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. Refer to the batch and order number listed below.

ORDER INFORMATION:

Batch #:

Order #:

No. of Shares Requested:

Offering Category:              (subject to verification; see descriptions below)

STOCK REGISTRATION:

Name 1

Name 2

Name 3

Address 1

Address 2

City, State, Zip

Ownership Type:

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of oversubscription are described in the Prospectus dated             , 2007, in the section entitled “The Conversion And The Offering.”

Thank you for your order,

CMS BANCORP, INC.

OFFERING CATEGORY DESCRIPTION:

1.	Depositors of Community Mutual with at least $100.00 on deposit on March 31, 2005;

2.	Our tax-qualified employee benefit plans;

3.	Depositors of Community Mutual with at least $100.00 on deposit on December 31, 2006;

4.	Depositors of Community Mutual on , 2007;

5.	Community Offering – Residents of Westchester County, New York;

6.	Community Offering – Persons not qualified in any of the above categories.

NOTE: Printed and mailed in the Stock Information Center after an order is processed.

[CMS Bancorp, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of CMS Bancorp, Inc. A total of                      shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:

by mail:

American Stock Transfer

[street]

[city, state, zip]

by phone:

(    )         -

by email:

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at the Community Mutual Savings Bank passbook savings account rate of     % annual percentage yield (APY), calculated from the date your funds were received through the date of the check.

If your stock order was paid in full or in part by authorizing a withdrawal from a Community Mutual deposit account, the withdrawal necessary to pay for your shares was made on             , 2007. Until then, interest was earned at your account’s contractual rate and remains in your account.

CMS Bancorp, Inc. common stock is quoted on the Nasdaq Capital Market under the symbol “CMSB.” Should you wish to purchase shares in the future, please contact a stockbroker.

Thank you for participating in our offering.

Sincerely,

Thomas G. Ferrara	John E. Ritacco
Chairman	President and CEO

COMMUNITY MUTUAL SAVINGS BANK [LOGO]

PLEASE VOTE AND RETURN

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we mailed to you,

please vote the enclosed replacement Proxy Card using the reply envelope provided.

YOUR BOARD OF TRUSTEES HOPES THAT YOU VOTE “FOR”

OUR PLAN OF CONVERSION AND “FOR” THE ESTABLISHMENT OF A

CHARITABLE FOUNDATION TO BENEFIT OUR COMMUNITIES

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE TWO PROPOSALS

VOTING DOES NOT OBLIGATE YOU TO PURCHASE COMMON STOCK

DURING THE CMS BANCORP, INC. STOCK OFFERING

THE PLAN OF CONVERSION CHANGES OUR FORM OF CORPORATE

ORGANIZATION ONLY, AND WILL NOT RESULT IN CHANGES TO BANK STAFF,

MANAGEMENT OR YOUR COMMUNITY MUTUAL DEPOSIT ACCOUNTS OR

LOANS

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

YOUR VOTE IS IMPORTANT….THANK YOU!

Questions?

Please call our Stock Information Center at (914)     -

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

R E M I N D E R . . .

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s)

we mailed to you

Our Board of Trustees urges you to vote

“FOR” our Plan of Conversion and

“FOR” the establishment of a charitable foundation to benefit our communities.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE TWO PROPOSALS.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED

REPLACEMENT PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

YOUR VOTE CANNOT BE COUNTED TWICE.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF

COMMON STOCK DURING THE CMS BANCORP, INC. STOCK OFFERING, NOR

DOES IT AFFECT YOUR COMMUNITY MUTUAL

DEPOSIT ACCOUNTS OR LOANS

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates.

QUESTIONS?

Please call our Stock Information Center at (914)     -

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

COMMUNITY MUTUAL SAVINGS BANK [LOGO]

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN

In order to implement Community Mutual’s proposed Plan of Conversion and to establish the proposed charitable foundation,

we must obtain the approval of our customers.

If you are unsure whether you voted, please promptly vote

the enclosed replacement Proxy Card.

Your vote cannot be counted twice!

OUR BOARD OF TRUSTEES HOPES THAT YOU VOTE

“FOR” OUR PLAN OF CONVERSION AND

“FOR” THE ESTABLISHMENT OF A CHARITABLE FOUNDATION.

If you receive more than one of these reminder mailings,

please vote each proxy card received. None are duplicates!

THANK YOU!

QUESTIONS?

Please call us at (914)     -

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time

COMMUNITY MUTUAL SAVINGS BANK [LOGO]

CMS BANCORP, INC. [LOGO]

Proposed Holding Company for Community Mutual Savings Bank

UP TO              SHARES

COMMON STOCK

PRICE

$10.00 Per Share

CMS Bancorp, Inc., the proposed stock holding company for Community Mutual Savings Bank, is conducting its initial public offering of common stock. Shares may be purchased directly from CMS Bancorp, Inc., without sales commissions or fees, during this initial stock offering.

THIS OFFERING EXPIRES AT 1:00 P.M. ON                     , 2007.

To receive a Prospectus and stock order form, you may call or visit the Stock Information Center, open Monday through Friday, from 10:00 a.m. to 4:00 p.m. Our Stock Information Center is located at the Community Mutual Corporate Office, 123 Main Street, Suite 750, 7th floor, White Plains.

Our Stock Information Center phone number is (914)     -            .

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

HAVE YOU VOTED YET?

We would like to remind depositors to vote on our Plan of Conversion and the establishment of a charitable foundation.

•	The Plan will not result in changes to our Board, bank staff, or your account relationships with Community Mutual.

•	Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of CMS Bancorp, Inc. common stock in our stock offering.

Our Board of Trustees recommends that you join them in voting

“FOR” both of these important proposals.

If you have any questions about the stock offering or voting,

please call our Stock Information Center at (914)     -         ,

Monday through Friday, from 10:00 a.m. to 4:00 p.m.

Our Stock Information Center is located at our corporate office,

123 Main Street, Suite 750, 7th floor, White Plains.

COMMUNITY MUTUAL SAVINGS BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

TIME IS RUNNING OUT!

CMS Bancorp, Inc., the proposed holding company for Community Mutual Savings Bank, is conducting an offering of shares of its common stock

UP TO                      SHARES

COMMON STOCK

$             Per Share

THIS OFFERING EXPIRES AT 1:00 P.M. ON                     , 2007

*****************

HAVE YOU VOTED YET?

We would like to remind depositors to vote on our Plan

of Conversion and the establishment of a charitable foundation to benefit our communities.

•	The Plan will not result in changes to our Board, bank staff, or your account relationships with Community Mutual.

•	Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

•	Voting does not obligate you to purchase shares of CMS Bancorp, Inc. common stock during our stock offering.

If you have any questions about the stock offering or voting,

please call our Stock Information Center at (914)     -         ,

Monday through Friday, from 10:00 a.m. to 4:00 p.m.

Our Stock Information Center is located at our corporate office,

123 Main Street, Suite 750, 7th floor, White Plains.

Community Mutual Savings Bank [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

VOTE – BANK STATEMENT REMINDER CLAUSE (Optional)

In February, you may have received a large envelope containing proxy card(s) to be used to vote on Community Mutual Savings Bank’s plan of conversion and stock issuance. If you received proxy cards, but have not voted, please do so. If you have questions about voting, call our Stock Information Center at (914) XXX-XXXX, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern time. Thank you.

STOCK ORDER FORM PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS SEE REVERSE SIDE OF THIS FORM FOR ADDITIONAL INSTRUCTIONS	For Internal Use Only REC’D# BATCH# ORDER# CATEGORY# O C
Stock Information Center 123 Main Street Suite 750, 7th floor White Plains, NY 10601 QUESTIONS? Call us at (914) ___ - ____ 10:00 a.m. to 4:00 p.m., Monday through Friday	ORDER DEADLINE AND DELIVERY: Stock Order Forms, properly completed and with full payment, must be received (not postmarked) by 1:00 p.m., Eastern time, on , 2007. Stock Order Forms may be delivered by using the enclosed order reply envelope, or by hand or overnight delivery to the Stock Information Center address at the top of this form. You may NOT deliver this form to Community Mutual Savings Bank retail banking offices. Please read important instructions on the reverse side of this form. Faxes or copies of this form are not required to be accepted.

(1) Number of Shares	Price Per Share	(2) Total Payment Due
_______________	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 15,000 ($150,000). See instructions on reverse side.

(3) Method of Payment –	(4) Method of Payment - Deposit Account Withdrawal
Check or Money Order Enclosed is a check or money order payable to CMS Bancorp, Inc. in the amount of:	The undersigned authorizes withdrawal from the Community Mutual Savings Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be available within the account(s) listed at the time this form is received. See reverse side for the types of accounts that may not be listed below.

$ .00	For Internal Use Only	Community Mutual Savings Bank Deposit Account Number	Withdrawal Amount

Cash or wire transfers will not be accepted. Checks and money orders will be cashed upon receipt. Community Mutual Savings Bank line of credit checks and third party checks may not be remitted as payment.

	___________________	_________________________________________________	$ .00
	___________________	__________________________________________________	$ .00
	___________________	__________________________________________________	$ .00
		Total Withdrawal Amount	$ .00

(5) Purchaser Information Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 7:	If you checked boxes (a), (b) or (c), please provide the following information as of the eligibility date under which purchaser(s) listed in Section 7 below qualify in the Subscription Offering:

a. ☐ Purchaser(s)listed below had a minimum of $100 on deposit at Community Mutual Savings Bank on March 31, 2005.	Account Title (Name(s) on Account) ______________________________	Community Mutual Savings Bank Deposit Account Number ________________________________________________
b. ☐ Box(a) above does not apply, however purchaser(s) listed below had a minimum of $100 on deposit at Community Mutual Savings Bank on December 31, 2006.	______________________________	________________________________________________
c. ☐ Boxes(a) and (b) above do not apply, however the purchaser(s) listed below had a deposit account at Community Mutual Savings Bank on , 2007.	______________________________	________________________________________________

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 7, check the box below:	NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.
d. ☐ This order is placed in a Community Offering.

(6) Management and Employees (Check the box, if applicable)

Check if you are a Community Mutual Savings Bank or
CMS Bancorp, Inc.:	☐Trustee	☐Director	☐Officer	☐Employee	☐ Member of the immediate family of a trustee, director, officer or employee. (immediate family is defined on the reverse side of this form)

(7) Stock Registration The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you should not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority.

_____________________________________________________________________________________________________				_____________________________
First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
_____________________________________________________________________________________________________				_____________________________
First Name, Middle Initial, Last Name				SSN/Tax ID No.
_____________________________________________________________________________________________________				_____________________________
Street				Daytime Phone Number (important)
____________________________	___________	_____________________	____________	___________________________
City (important)	State	Zip	County (important)	Evening Phone Number (important)

(8) Form of Stock Ownership				FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY
☐ Individual	☐ Joint Tenants	☐ Tenants in Common	☐ UniformTransfer to Minors Act (for reporting SSN, use Minor’s)	☐ IRA
☐ Corporation/Partnership		☐ Other_________		SSN of Beneficial Owner: ____-____-__________

(9) Acknowledgment and Signature I understand that, to be effective, this Stock Order Form must be received by CMS Bancorp, Inc. by no later than 1:00 p.m., Eastern time, on                     , 2007, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by CMS Bancorp, Inc., this Stock Order Form may not be modified or canceled without CMS Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or savings account, is not federally insured and is not guaranteed by CMS Bancorp, Inc., Community Mutual Savings Bank or by the federal government. If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision’s Northeast Regional Office at (201) 413-1000. I further certify that, before purchasing the common stock of CMS Bancorp, Inc., I received the Prospectus dated                     , 2007.

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by CMS Bancorp, Inc. and describes, in the Risk Factors section beginning on page      of the Prospectus, the risks involved in the investment in this common stock. Risks include, but are not limited to the following:

1.   Changes in interest rates could adversely affect our results of operations and financial condition.

2.   If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

3.   Our loan portfolio includes loans with a higher risk of loss.

4.   Changes in our credit quality could adversely affect our results of operations and financial condition.

5.   We have recently hired a new management team, implemented a new strategic plan and instituted an overhaul of many of Community Mutual’s policies and procedures. We cannot guarantee that these changes will lead to increased profitability.

6.   We may not be able to successfully implement our future plans for growth.

7.   Our local economy may affect our future growth possibilities.

8.   We depend on our executive officers and key personnel to continue the implementation of our long-term business strategy and could be harmed by the loss of their services.

9.   We operate in a highly regulated environment, and changes in laws and regulations to which we are subject may adversely affect our results of operations.

10. Competition in our primary market area may reduce our ability to attract and retain deposits and originate loans.

11. We cannot guarantee that an active trading market for our common stock will develop.

12. Stock market volatility may affect the price of our common stock.

13. The implementation of stock-based benefits will increase our future compensation expense and reduce our earnings, and may dilute your ownership interest in CMS Bancorp.

14. After the offering, our return on equity will be low compared to other companies. This could hurt the price of our common stock.

15. In the future, we may issue additional shares of common stock or securities convertible into common stock to raise additional capital. If we are able to sell such shares, they may be issued at a price that dilutes the book value of shares outstanding at that time.

16. Our management will have substantial discretion over investment of the offering proceeds and may make investments with which you disagree.

17. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

18. Our charter, bylaws and certain laws may prevent transactions you might favor, including a sale or merger of CMS Bancorp.

19. You may not revoke your decision to purchase CMS Bancorp common stock in the subscription offering after you send us your subscription.

20. Our contribution to The Community Mutual Savings Bank Charitable Foundation will adversely affect our profits for fiscal year 2007 and reduce a stockholder’s ownership interest as much as 3.6% after the donation.

21. Our contribution to The Community Mutual Savings Bank Charitable Foundation may not be tax deductible, which could hurt our profits.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. CMS Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.

IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	(Date)	Signature (title, if applicable)	(Date)

QUESTIONS? Call our Stock Information Center at (914) _____ - ______, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.

CMS Bancorp, Inc.

Stock Order Form Instructions

Sections (1) and (2) _ Number of Shares and Total Payment Due. Indicate the Number of Shares for which you wish to subscribe and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual, or by individuals exercising subscription rights through a single qualifying deposit account held jointly, is 15,000 shares ($150,000). Further, no person, together with associates or persons acting in concert, may purchase an aggregate of more than 25,000 shares ($250,000), in all categories of the offering, combined. Please see the Prospectus section entitled “The Conversion and the Offering” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) _ Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to CMS Bancorp, Inc. These will be cashed immediately upon receipt, so the funds must be available within the accounts when your Stock Order Form is received. You may not remit cash, a Community Mutual line of credit check, a third party check or wire transfers. Interest on your funds will be earned at the Community Mutual passbook savings rate until the offering is completed. After receipt of this order, it may not be modified or canceled without CMS Bancorp, Inc.’s consent.

Section (4) _ Payment by Account Withdrawal. Payment may be made by authorizing direct withdrawal from your Community Mutual deposit account(s). Indicate the account number(s) and the amount(s) that you wish withdrawn. Funds designated for withdrawal must be available within the account(s) at the time this stock order form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — they will be unavailable to you for withdrawal during the stock offering. The funds will continue to earn interest within the account(s) at the contractual rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from a Community Mutual Savings certificate of deposit account. Note that you may NOT designate Community Mutual Checking and Money Market accounts for direct withdrawal. Submit a check instead. You may authorize withdrawal from all types of Savings accounts and Certificate of Deposit accounts. You may not designate individual retirement accounts for direct withdrawal. For guidance using IRA funds for this purchase, please contact the Stock Information Center as soon as possible - preferably at least two weeks before the             , 2007 offering deadline.

Section (5) _ Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 7 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all Community Mutual deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Box (d) refers to a Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See “The Conversion and the Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) _ Management and Employees. Check a box, if applicable. Immediate family includes spouse, parents, siblings and children who live in the same house as the trustee, director, officer or employee.

Section (7) _ Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR NASD MEMBERS: If you are a member of the NASD (“National Association of Securities Dealers”), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (8) _ Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.”, “Mrs.”, etc. Check the one box that applies.

Buying Stock Individually _ Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 7 of this form must have had an eligible deposit account at Community Mutual on either March 31, 2005, December 31, 2006 or             , 2007.

Joint Tenants _ Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at Community Mutual on either March 31, 2005, December 31, 2006 or             , 2007.

Tenants in Common _ May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 7 of this form must have had an eligible deposit account at Community Mutual on either March 31, 2005, December 31, 2006 or             , 2007.

Buying Stock for a Minor _ Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 7 of this form must have had an eligible deposit account at Community Mutual on either March 31, 2005, December 31, 2006 or             , 2007. The standard abbreviation for custodian is “CUST”, while the Uniform Transfer to Minors Act is “UTMA”, followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NY Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA NY (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership _ On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 7 of this form must have had an eligible deposit account at Community Mutual on either March 31, 2005, December 31, 2006 or             , 2007.

Buying Stock in a Trust/Fiduciary Capacity _ Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 7 of this form must have had an eligible deposit account at Community Mutual on either March 31, 2005, December 31, 2006 or             , 2007.

Buying Stock in a Self-Directed IRA _ (for trustee/broker use only) Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 7 of this form must have had an eligible deposit account at Community Mutual on either March 31, 2005, December 31, 2006 or             , 2007.

Section (9) _ Acknowledgment and Signature. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on this form. Only one signature is required, unless any account listed in Section 4 of this form requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment and/or withdrawal authorization, so that it is received (not postmarked) by CMS Bancorp, Inc. by 1:00 p.m., Eastern time, on             , 2007. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, that do not include proper payment or required signature(s). An order reply envelope has been included for your convenience. OVERNIGHT DELIVERY can be made to the Stock Information Center, which is located at our corporate office, 123 Main Street, Suite 750, 7th floor, White Plains, NY 10601. You may also hand deliver to this location. Please do not deliver Stock Order Forms to any Community Mutual retail banking offices.

QUESTIONS? Call our Stock Information Center at (914) -, Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time.